Exhibit 99.1

Agrify Announces $25.9 Million Non-Brokered Private Placement

TROY, Mich., Nov. 21, 2024 (GLOBE NEWSWIRE) – Agrify Corporation (Nasdaq: AGFY) (“Agrify” or the “Company”), a leading provider of branded innovative solutions for the cannabis and hemp industries, today announced the Company has entered into securities purchase agreements with institutional and accredited investors in a non-brokered private placement priced at $22.30 per share for aggregate proceeds of approximately $25.9 million. The Company intends to use the proceeds from the private placement for general corporate purposes, including, among other things, working capital and business development. The private placement is expected to close on November 21, 2024, subject to the satisfaction of customary closing conditions. Benjamin Kovler, Chairman and Interim Chief Executive Officer, participated in the private placement to purchase 10,000 shares of common stock at a purchase price of $38.76 in compliance with applicable Nasdaq requirements.

“This funding is a strong move for Agrify and our shareholders as we were able to raise approximately $26 million in a non-brokered deal,” said Chairman and Interim CEO Ben Kovler. “We plan to allocate this capital into opportunities within our circle of competence to benefit stockholders. We are excited about the opportunity set and current consumer trends in cannabis and hemp. The team continues to work hard to close the previously announced Señorita transaction, and it remains on track for closing at or around year end.”

Investors in the private placement will receive pre-funded warrants to the extent any investor’s beneficial ownership of Agrify common stock following the offering would exceed 4.99%. The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements. A resale registration statement relating to the common stock and the shares of common stock issuable upon the exercise of the pre-funded warrants will be filed with the SEC within forty-five days of the date when Agrify receives a demand for such registration from the investors.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in the private placement. There shall not be any sale of these securities in any state or jurisdiction in which such offering, sale, or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Agrify (Nasdaq: AGFY)

Agrify Corporation (“Agrify” or the “Company”) is a developer of branded innovative solutions for the cannabis and hemp industries in extraction, cultivation and more. Agrify’s proprietary micro-environment-controlled Vertical Farming Units (VFUs) enable cultivators to produce the highest quality products with unmatched consistency, yield, and return on investment at scale. Agrify’s comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit Agrify at http://www.agrify.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding future financial results, potential growth opportunities, Agrify’s ability to deliver solutions and services, and the ability to timely satisfy the closing conditions and close the private placement, the use of proceeds from the private placement, and the ability to close the Señorita transaction on a timely basis or at all. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2023 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Contact

Agrify Investor Relations
IR@agrify.com
(857) 256-8110